                                  SCHEDULE 14C
                                 (RULE 14c-101)



                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

   Check the appropriate box:

   Preliminary Information Statement

   Confidential, for use of the Commission only (as permitted by Rule
       14(c)-5(d)(2))

   X   Definitive Information Statement

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                (Name of Registrant as Specified In Its Charter)

   Payment of Filing Fee (Check the appropriate box):

   X   No fee required.

   Fee computed on table below per Exchange Act 14c-5(g) and 0-11.

       1) Title of each class of securities to which transaction applies:
                                                                          ------

       2) Aggregate number of securities to which transaction applies:
                                                                       ---------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                     -----------

          ----------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:
                                                           ---------------------

       5) Total fee paid:
                          ------------------------------------------------------

   Fee paid previously with preliminary materials.

   Check box if any part of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
                                  ----------------------------------------------

       2) Form, Schedule or Registration Statement No.:
                                                        ------------------------

       3) Filing Party:
                        --------------------------------------------------------

       4) Date Filed:
                      ----------------------------------------------------------
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                        NATIONWIDE SEPARATE ACCOUNT TRUST
                             Three Nationwide Plaza
                              Columbus, Ohio 43215
                                 (800) 848-6331



September 29, 1999



Dear Nationwide Small Company Fund Shareholder:

        The enclosed information statement details a recent subadviser change for the Nationwide Small Company Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). On July 6, 1999, Warburg Pincus Asset Management, Inc. ("Warburg"), one of the Fund's investment subadvisers, was acquired by Credit Suisse Group ("Credit Suisse"). Credit Suisse has combined Warburg with its existing U.S. asset management business, and such combined businesses will be conducted by Credit Suisse Asset Management, LLC, an indirect wholly-owned U.S. subsidiary of Credit Suisse (the "New Subadviser"). The acquisition will not affect the current level of advisory services provided to the Fund and the contractual subadvisory fee paid to the New Subadviser will remain the same.

        As a matter of regulatory compliance, we are sending you this information statement which describes the management structure of the Fund, the ownership of the New Subadviser, and the terms of the subadvisory agreement with the New Subadviser which the Board of Trustees of the Trust has approved.

        We look forward to continuing to serve you and the Fund in the future.

                                            Sincerely,


                                            James F. Laird, Jr.
                                            Treasurer

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          NATIONWIDE SMALL COMPANY FUND

                             THREE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215

                                ---------------

                             INFORMATION STATEMENT

                                 --------------


         This information statement (the "Information Statement") is being provided to owners of variable annuity contracts or variable life insurance policies issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company (collectively, "Nationwide") who are entitled to give voting instructions to the shareholders of the Nationwide Small Company Fund (the "Fund"), a series of Nationwide Separate Account Trust ("the "Trust") (collectively, the owners are referred to as "Contract Owners"). The Information Statement is being provided in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust received from the Securities and Exchange Commission which permits the Fund's manager to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees of the Trust (the "Board" or the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished by the Board.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                  This information statement will be mailed on
                          or about September 30, 1999.

THE TRUST

        The Fund is an investment portfolio or series of the Trust, a Massachusetts business trust. The Trust initially entered into an Investment Advisory Agreement with Nationwide Advisory Services, Inc., an Ohio corporation ("NAS") on October 20, 1995; on September 1, 1999, the investment advisory services being performed by NAS were transferred to Villanova Mutual Fund Capital Trust (the "Adviser"), an entity under common control with NAS. Effective with the transfer of advisory services to the Adviser on September 1, 1999, the Fund was added to the Investment Advisory Agreement dated November 1, 1997 as subsequently amended (the "Advisory Agreement") which previously covered the Trust's other series and which was materially similar to the Fund's original Investment Advisory Agreement. Shareholder approval was not required in order to transfer the investment advisory services from NAS to the Adviser and to add the Fund to the Advisory Agreement. Pursuant to the Advisory Agreement, the Adviser selects the subadvisers for and/or manages the investments of each series of the Trust and supervises each series' daily business affairs, subject to supervision and direction of the Board. The Adviser selects subadvisers it believes will provide the Fund with high quality

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investment services consistent with the Fund's investment objectives. The
Adviser is responsible for the overall monitoring of the Fund's subadvisers.

         Five subadvisers have been chosen for the Fund: Credit Suisse Asset Management, LLC, The Dreyfus Corporation, Lazard Asset Management, Neuberger Berman LLC and Strong Capital Management, Inc. The Fund's subadvisers act pursuant to agreements with the Adviser and the Trust that were also transferred from NAS to the Adviser on September 1, 1999. The subadvisers' duties include furnishing continuing advice and recommendations to the relevant portion of the respective Fund regarding securities to be purchased and sold. Each of the subadvisers is independent of the Adviser and discharges its responsibilities subject to the oversight and supervision of the Adviser, which pays the subadvisers' fees. The Fund does not pay fees directly to the subadvisers. However, in accordance with procedures adopted by the Board, a subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer, acting as agent and not as principal, and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), the rules thereunder and other applicable securities laws.

THE MERGER

         On February 15, 1999, the parent companies of Warburg Pincus Asset Management, Inc. ("Warburg"), then one of the Fund's subadvisers, entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") with Credit Suisse Group ("Credit Suisse"). Pursuant to the terms of the Merger Agreement, Credit Suisse acquired the direct parent company of Warburg on July 6, 1999 (the "Acquisition"). Credit Suisse then combined Warburg with Credit Suisse's existing U.S. asset management business (the "Reorganization"), and such combined businesses are now conducted by an indirect wholly-owned U.S. subsidiary of Credit Suisse, Credit Suisse Asset Management, LLC, a newly formed Delaware limited liability company (the "New Subadviser"). The Acquisition and the Reorganization are together referred to herein as the "Merger". The New Subadviser acts as an investment subadviser to the Fund, and its headquarters is in New York.

INFORMATION ABOUT THE NEW SUBADVISER

         Credit Suisse is a global financial services company, providing a comprehensive range of banking and insurance products. Active on every continent and in all major financial centers, Credit Suisse comprises five business units -- Credit Suisse Asset Management ("CSAM") (asset management); Credit Suisse First Boston (investment banking); Credit Suisse Private Banking (private banking); Credit Suisse (retail banking); and Winterthur (insurance). Credit Suisse has approximately $680 billion of global assets under management and employs approximately 62,000 people worldwide. The principal business address of Credit Suisse is Paradeplatz 8, CH 8070, Zurich, Switzerland.

        CSAM is the global institutional asset management and mutual fund arm of Credit Suisse. CSAM employs approximately 1,600 people worldwide and has global assets under management of approximately $210 billion in multiple product services, including equities, fixed

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income, derivatives and balanced portfolios. The principal worldwide business address of CSAM is Uetlibergstrasse 231, CH 8045, Zurich, Switzerland.

         CSAM's U.S. asset management business, a New York general partnership, formerly known as BEA Associates, changed its name to CSAM in January 1999 to more accurately reflect its integration into CSAM and, together with its predecessor firms, has been engaged in the investment advisory business for over 60 years. In July 1999, in connection with the Merger, the General Partnership was reorganized as Credit Suisse Asset Management, LLC and became the New Subadviser. In the U.S., the New Subadviser is an investment manager for corporate and state pension funds, endowments and other institutions and has U.S. assets under management of approximately $57 billion. The principal U.S. business address of the New Subadviser is 153 East 53rd Street, New York, NY 10022.

         William W. Priest is the Chief Executive Officer of the New Subadviser. Since 1990, Mr. Priest has been the Chairman of the Management Committee, Chief Executive Officer and Executive Director of the New Subadviser. Mr. Priest is a director of TIG Holdings, Inc. and of other investment companies advised by the New Subadviser.

         The directors of the New Subadviser are Philip Ryan, Agnes Reicke, Hal Liebes and Michael Guarasci, each of whom is currently an executive officer of Credit Suisse and/or its affiliates. The business address for Mr. Ryan is Beaufort House, 15 St. Botolph Street, London EC3A 7JJ England. The business address for Ms. Reicke is Uetlibergstrasse 231, CH 8045, Zurich, Switzerland. The business address for Messrs. Liebes and Guarasci is 153 East 53rd Street, New York, NY 10022. The New Subadviser also has an operating committee consisting of senior investment professionals drawn from the combined resources of Warburg and CSAM.

         None of the officers or Trustees of the Trust are officers or directors of the New Subadviser.

THE SUBADVISORY AGREEMENT

         As described below, the Board approved the subadvisory agreement for the Fund with the New Subadviser (the "Subadvisory Agreement") on May 10, 1999. The Subadvisory Agreement is dated as of July 6, 1999, and was amended as of September 1, 1999 to transfer the Subadvisory Agreement from NAS to the Adviser. The Subadvisory Agreement will be in effect until July 1, 2000, and may continue thereafter from year to year only if specifically approved at least annually by the Board or by the vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the disinterested Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval.

         Other than identification of the New Subadviser and the execution and termination dates, the Subadvisory Agreement is substantially identical to the previous subadvisory agreement dated October 20, 1995 among NAS, Warburg and the Trust (acting on behalf of the Fund), which automatically terminated by its terms on July 6, 1999 as a result of the Acquisition. In

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
particular, the contractual advisory fee rate paid to the New Subadviser has not been changed. The previous subadvisory agreement with Warburg was approved by the Fund's initial shareholder on October 20, 1995. The following is a description of the terms of the Subadvisory Agreement.

         Under the Subadvisory Agreement, subject to the oversight and review of the Adviser and the Board, the New Subadviser manages the investment and reinvestment of a portion of the assets of the Fund. Specifically, the New Subadviser, subject to the oversight and review of the Adviser and the Board, manages its portion of the Fund, makes investment decisions, places purchase and sale orders, manages otherwise uninvested cash assets included in its portion of the Fund, maintains records concerning its activities which it is required to maintain and renders reports to the Adviser or the Fund as either may reasonably request.

         The New Subadviser is responsible for all expenses incurred by it in the performance of its duties under the Subadvisory Agreement other than the cost of securities, commodities and other investments purchased for the Fund.

         The Subadvisory Agreement further provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties thereunder on the part of the New Subadviser, the New Subadviser shall not be liable to the Adviser, the Trust or the Fund or any of the Fund's shareholders for any act or omission in the course of, or connected in any way with, rendering services or for any losses sustained in the purchase, holding or sale of any securities.

         In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties thereunder on the part of the Adviser, the Adviser shall not be liable to the New Subadviser for any act or omission in the course of, or connected in any way with, rendering services or for any losses sustained in the purchase, holding or sale of any securities.

         The New Subadviser shall indemnify the Adviser and the Trust for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Subadvisory Agreement.

         The Adviser shall indemnify the New Subadviser for any liability and expenses, including attorneys' fees, which may be sustained (i) as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Subadvisory Agreement or (ii) arising out of the Adviser's responsibilities to the Trust and the Fund. The Trust also shall indemnify the Subadviser for any act or omission by the Trust or any untrue statement of material fact contained in sales materials or the prospectus relating to the Fund.

         The Subadvisory Agreement may be terminated at any time, without payment of a penalty by the Fund or the Trust, by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser in each case, upon 60 days' written notice to the New Subadviser. The Subadvisory Agreement may be terminated by the New Subadviser any time, without the payment of any penalty, upon 60 days' written notice to

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
the Adviser and the Trust. In the event of a material breach of the Subadvisory Agreement, any party immediately upon written notice to the other parties may terminate the Subadvisory Agreement. The Subadvisory Agreement automatically terminates in the event of its assignment.

         Under the Advisory Agreement, the Fund pays the Adviser an advisory fee at the annual rate of 1.00% of the average daily net assets of the Fund (the "Assets"). In return for the services provided by the New Subadviser and each of the other four subadvisers of the Fund, the Adviser pays each of the New Subadviser and the four other subadvisers an annual subadvisory fee of .60% of the portion of the Fund's Assets managed by each individual subadviser.

         The foregoing description of the Subadvisory Agreement is only a summary and is qualified in its entirety by reference to the text of the full agreement. A copy of the Subadvisory Agreement is on file with the Securities and Exchange Commission.

         For fiscal year 1998, each of the subadvisers of the Fund was paid an advisory fee rate of 0.60%, and aggregate subadvisory fees paid by the Adviser with respect to the Fund were $2,119,688. NAS voluntarily agreed to waive all or part of its fees in order to limit the Fund's total operating expenses.

         The following table sets forth the contractual advisory fee rate and net assets as of March 9, 1999 of other U.S. registered investment companies advised by Warburg with similar investment policies and objectives as the Fund.

                                                  NET ASSETS AS
                                                   OF MARCH 9,      CONTRACTUAL ADVISORY
NAME OF FUND                                         1999              FEE RATE (+)
------------                                      -------------     --------------------
Warburg Pincus Institutional Fund, Inc. - Small   $ 194,163,769        0.90%(0.72%)
Company Growth Portfolio

Warburg Pincus Small Company Growth Fund          $   4,543,683        1.00%(0.00%)

Warburg Pincus Trust - Small Company Growth       $ 734,902,165        0.90%
Portfolio

----------
+ Advisory fee rate after waivers and/or expense limitations, if applicable, appears in parentheses next to the contractual advisory fee rate.

BOARD OF DIRECTORS' EVALUATION

         On May 10, 1999, the Board considered materials concerning the Merger provided to it by Warburg and Credit Suisse. At that time, the Board discussed the general terms of the Merger and the anticipated benefits for the Warburg organization and for the Fund. The Board was also presented with additional information regarding Credit Suisse and its affiliates, including its existing U.S. asset management business. The Board was informed that Warburg's senior

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
professionals were joining the new organization and that the then current portfolio managers of the Fund would continue to manage the portion of the Fund's assets managed before the Merger. The Board discussed this information among themselves and with representatives of the Adviser.

         During the course of their deliberations, the Board considered a variety of factors including the nature, quality and extent of the services that Warburg has provided and the New Subadviser will provide to the Fund; the continuity from and quality of personnel from Warburg to the New Subadviser; the maintenance of the identical contractual advisory fee rates; and the substantially identical nature of the previous subadvisory agreement to the Subadvisory Agreement (other than the change to the New Subadviser as the investment adviser).

         At the meeting held on May 10, 1999, the Trustees, including a majority of the Trustees who are not interested persons of the Fund, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION

         The Adviser serves as investment adviser, selects the subadvisers for and/or manages the investments of each series of the Trust and supervises the Trust's daily business affairs, subject to general review by the Board. Nationwide Investors Services, Inc. ("NIS") serves as the transfer agent and dividend disbursing agent for the Trust. NIS is a wholly-owned subsidiary of Villanova SA Capital Trust, an entity that serves as the Trust's administrator and which is under common control with the Adviser. Both the Adviser and NIS are located at Three Nationwide Plaza, Columbus, Ohio 43215. Because the Fund is sold primarily as an underlying mutual fund option in variable insurance products, the Fund has no principal underwriter. However, the Adviser provides marketing and wholesaling at no additional cost to the Fund.

         As of September 21, 1999, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding shares of the Fund:

                        AMOUNT AND NATURE OF
                        VOTING AND INVESTMENT       PERCENT OF THE FUND'S
NAME AND ADDRESS              POWER                 OUTSTANDING SHARES
----------------        ---------------------       ---------------------
Separate Accounts        Shared voting and
of Nationwide,           investment power over              99.00%
One Nationwide Plaza,    21,636,741 shares of
Columbus, OH 43215       the Fund

         As of September 21, 1999, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of beneficial interest of the Fund.

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         Although Contract Owners are not being asked to vote on change to the
New Subadviser, the Trust is required by the rules of the Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction form will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts of Nationwide that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

         The foregoing description of Contract Owner voting rights is only a brief summary of these rights; whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to the Fund's shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

         In addition to serving as subadvisers to the Fund, Neuberger Berman, LLC and Lazard Freres & Co. LLC are also registered broker-dealers. As a result, both of them are deemed to be affiliated brokers of the Fund under the Investment Company Act of 1940, as amended. During the fiscal year ended December 31, 1998, the Fund paid brokerage commissions totaling $31, 801 to Neuberger Berman, LLC and $542 to Lazard Freres & Co. LLC

         The costs relating to the preparation and mailing of this Information Statement are being borne by Warburg and Credit Suisse.

         Copies of the most recent annual and semi-annual reports are available without charge. Copies of such reports may be obtained by writing to the Trust, at Three Nationwide Plaza, Columbus, Ohio 43215, or by calling (800) 848-6331.


                                              By Order of the Directors,


                                              Elizabeth A. Davin
                                              Secretary
Dated:   September 29, 1999

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